Exhibit 10.26

Execution Copy

AMENDMENT NO. 4

TO

BRIDGE LOAN AGREEMENT

AMENDMENT NO. 4, dated as of September 30, 2005 (this “Amendment”), to the Bridge Loan Agreement, dated as of June 25, 2002, among CONCENTRA INC., as the Borrower, CITICORP NORTH AMERICA, INC., as Lender and the Administrative Agent, and the other Lenders party thereto from time to time (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”).

W I T N E S S E T H :

WHEREAS, the Borrower and Operating Co. have advised the Administrative Agent and the Lenders that Operating Co. and the Borrower intend to enter into a new Operating Co. Credit Agreement, dated as of September 30, 2005, by and among Operating Co., as borrower, the Borrower, as guarantor and the several banks and financial institutions or entities party thereto from time to time as lenders, issuers and agents (the “Operating Co. Credit Agreement”) pursuant to which the lenders thereunder will extend loans and issue letters of credit in the aggregate original principal amount of up to $675,000,000 to Operating Co.; and

WHEREAS, Operating Co. intends to use the Net Proceeds (as defined below) of the Operating Co. Credit Agreement to, among other things, (A) repay the existing Operating Co. Credit Facility, dated as of August 13, 2003, by and among Operating Co., as borrower, the Borrower, as guarantor and the several banks and financial institutions or entities party thereto from time to time as lenders, issuers and agents (the “Existing Operating Co. Credit Facility Repayment”) and (B) pay a portion of the cash consideration for the acquisition by Operating Co. of Beech Street Corporation, a Delaware corporation (“Beech”), pursuant to that certain Agreement and Plan of Merger, dated as of August 2, 2005, by and among Operating Co., Island Acquisition Corp. (“Island”), a Wholly-Owned Subsidiary of Operating Co. and Beech, by which Island will merge with and into Beech, with Beech being the surviving corporation and becoming a Wholly-Owned Subsidiary of Operating Co. (the “Beech Acquisition” and together with the Existing Operating Co. Credit Facility Repayment, the “Transactions”); and

WHEREAS, the Borrower has requested the Lenders (i) waive compliance with Sections 2.6 (Mandatory Prepayments), 7.6 (Prepayment and Cancellation of Indebtedness) and 7.7 (Restriction on Fundamental Changes; Permitted Acquisitions) of the Loan Agreement to the extent necessary in order to permit the Borrower and Operating Co. to consummate the Transactions and (ii) amend the definition of Operating Co. Credit Facility, in each case, as provided herein; and

WHEREAS, the Lenders signatory hereto have agreed to (i) waive certain provisions of the Loan Agreement to enable the Borrower and its Subsidiaries to consummate the Transactions on the terms and subject to the conditions herein provided and (ii) amend the definition of Operating Co. Credit Facility as further provided herein.; and

WHEREAS, pursuant to Section 10.1(a) of the Loan Agreement, the consent of the Requisite Lenders is required to effect the waivers and amendments set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to the following:

Section 1. Defined Terms.

(a) Capitalized terms used, but not otherwise defined, herein have the meanings set forth in the Loan Agreement.

(b) “Net Proceeds” as used in this Amendment, shall mean the proceeds of the borrowings under the Operating Co. Credit Agreement less any and all transaction costs and expenses incurred by the Borrower or Operating Co. in connection with the Transactions.

Section 2. Amendments. As of the Effective Date (as hereinafter defined), the Loan Agreement is amended by deleting the definition of “Operating Co. Credit Facility” in Section 1.1 of the Loan Agreement in its entirety and inserting in lieu thereof the following language:

“Operating Co. Credit Facility” means the Credit Agreement, dated as of September 30, 2005, by and among Operating Co., the Borrower, the several banks and other financial institutions or entities party thereto from time to time as lenders and agents, as amended, supplemented, otherwise modified or refinanced from time to time and giving effect to any waiver or consent granted thereunder.

Section 3. Waivers. As of the Effective Date, the Lenders waive compliance (i) with the requirements of Section 2.6 (Mandatory Prepayments) and Section 7.6 (Prepayment and Cancellation of Indebtedness) of the Loan Agreement to the extent the Net Proceeds are used to consummate the Transactions and (ii) with the requirements of Section 7.7 (Restriction on Fundamental Changes; Permitted Acquisitions) of the Loan Agreement to the extent necessary to consummate the Beech Acquisition.

The waivers herein contained are expressly limited as follows: (x) the waivers are limited solely to consummation of the Transactions and (y) the waivers are limited, one-time waivers, and nothing contained herein shall obligate the Lenders to grant any additional or future waivers with respect to, or in connection with, any provision of any Loan Document.

Section 4. Representations and Warranties. Each of the Borrower and the Guarantors hereby jointly and severally represents and warrants to the Administrative Agent and each Lender as follows:

(a) After giving effect to this Amendment, each of the representations and warranties of such Person contained in the Loan Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Effective Date as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by the Loan Agreement.

(b) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof and the Effective Date.

(c) The execution, delivery and performance by such Person of this Amendment have been duly authorized by all requisite action on the part of such Person and will not violate any of its Constituent Documents.

(d) This Amendment has been duly executed and delivered by such Person and each of this Amendment and the Loan Agreement, as amended hereby, constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 5. Condition to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) on which the Administrative Agent receives counterparts of this Amendment executed by each of the Borrower, the Guarantors, the Administrative Agent and the Requisite Lenders. The Administrative Agent shall promptly notify the Borrower upon its receipt of all such executed counterparts.

Section 6. Reference to and Effect on the Loan Documents.

(a) As of the Effective Date, each reference in the Loan Agreement and the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except to the extent amended hereby, the provisions of the Loan Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

Section 8. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the law of the State of New York.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

Administrative Agent and Lender:

CITICORP NORTH AMERICA, INC.

By:	/s/ Hector Guenther
Name:	Hector Guenther
Title:	Director

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO CONCENTRA, INC. BRIDGE LOAN AGREEMENT]

Lenders:

CREDIT SUISSE, Cayman Islands Branch (formerly known as CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch)

By:	/s/ David Dodd
Name:	David Dodd
Title:	Vice President

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Associate

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO CONCENTRA, INC. BRIDGE LOAN AGREEMENT]

Borrower:

CONCENTRA INC.

By:	/s/ Thomas E. Kiraly
Name:	Thomas E. Kiraly
Title:	Executive Vice President and Treasurer

Guarantors:

WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

By:	WCAS VIII Associates LLC, its General Partner

By:	/s/ Jonathan Rather
Name:	Jonathan Rather
Title:	Managing Member

WCAS CAPITAL PARTNERS III, L.P.

By:	WCAS CP III ASSOCIATES L.L.C.,
its General Partner

By:	/s/ Jonathan Rather
Name:	Jonathan Rather
Title:	Managing Member

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO CONCENTRA, INC. BRIDGE LOAN AGREEMENT]